CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of RiverSource® Group Variable Annuity Contract of our report dated February 26, 2019 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 19, 2019